UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

OPTIGENEX INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51248	20-1678933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1170 Valley Brook Avenue, 2nd Floor, Suite B, Lyndhurst, NJ	07071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 355-2098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 15, 2008, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC (the "Investor"). Under the terms of the Securities Purchase Agreement, the Investor purchased a $25,000 callable secured convertible note (the "Note") and a warrant to purchase 30,000,000 shares of our common stock (the "Warrant"). We received the funds from this financing on July 17, 2008.

The Note carries an interest rate of 8% per annum and matures on July 15, 2011. At the election of the Investor, the Note is convertible into shares of our common stock at the lesser of (i) the Variable Conversion Price (as defined hereafter); or (ii) the Fixed Conversion Price of $3.20. The Variable Conversion Price shall be equal to the Applicable Percentage multiplied by the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The Applicable Percentage is 45%.

At our option, we may prepay the Note in the event that no event of default exists, there are a sufficient number of shares available for the conversion of the Note and the market price is at or below $3.20 per share. Should we elect to prepay the Note, the following additional amounts would be due. Outstanding principal amount times (i) 120% for prepayments made within 30 days of the date of the Note; (ii) 130% for prepayments made between 31 and 60 days of the date of the Note; (iii) 140% for prepayments made after 60 days of the date of the Note. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on a determination date is below $0.001, we may prepay a portion of the outstanding principal amount of the Note equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month.

The full principal amount of the Note is due upon an event of default under the terms of Note. In addition, the Company has granted the investor a security interest in substantially all of its assets and intellectual property as well as demand registration rights.

We simultaneously issued to the Investor a seven-year warrant to purchase 30,000,000 shares of our common stock at an exercise price of $0.001.

The Investor has contractually agreed to restrict its ability to convert the Note and exercise the Warrant and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by the Investor and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

We are committed to registering the shares of common stock underlying the Note upon written demand of the Investor (“Demand Notice”). We must file the registration statement with the SEC within 10 days from the date on which we receive the Demand Notice otherwise we may be subject to penalty provisions. There are also penalty provisions in the event that the registration statement is not declared effective by the SEC within 90 days from the date on which we receive the Demand Notice.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Note described in Item 1.01 was completed on July 17, 2008. At the closing, the company became obligated to the Investor for $25,000. The Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Note and Warrant referenced in Item 1.01 were offered and sold to the Investor in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. The Investor is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated July 15, 2008 by and among the Company and the Investor
4.2	Form of Callable Convertible Secured Note by and among the Company and the Investor
4.3	Form of Stock Purchase Warrant by and among the Company and the Investor
4.4	Registration Rights Agreement by and among the Company and the Investor
4.5	Security Agreement by and among the Company and the Investor
4.6	Intellectual Property Security Agreement by and among the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX, INC.

Dated: July 22, 2008	By:	/s/ Daniel Zwiren
Daniel Zwiren
President